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                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

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                              EXCHANGE ACT OF 1934


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                               LENNAR CORPORATION
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                (Name of Registrant as Specified In Its Charter)


   -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                                        Contact:
                                                        Marshall Ames
                                                        Investor Relations
                                                        Lennar Corporation
                                                        (305) 485-2092

          LENNAR PROPOSES 10% STOCK DIVIDEND OF CLASS B COMMON STOCK

     MIAMI, FEBRUARY 20, 2003 - Lennar Corporation (NYSE:LEN) announced today that its Board of Directors has approved a distribution to its stockholders of one share of Class B Common Stock for each ten shares of Common Stock or Class B Common Stock held on April 9, 2003, subject to stockholder approval of amendments to Lennar's Certificate of Incorporation that will make it practical for the Class B Common Stock to be publicly traded.

     Lennar's Common Stock, which entitles holders to one vote per share, is listed on the New York Stock Exchange. Its Class B Common Stock, which entitles its holders to ten votes per share, currently is not transferable, except to members of the holder's family or entities controlled by the holder or family members. The Class B Common Stock is convertible into Common Stock on a share for share basis, but is limited as to dividends to 90% of the dividends paid with regard to the Common Stock in a year. If at any time, the outstanding Class B Common Stock is less than 10% of the outstanding Common Stock and Class B Common Stock taken together, all the Class B Common Stock will automatically be converted into Common Stock.

     Approximately 99.8% of the Class B Common Stock is held by entities owned by the family of the late Leonard Miller, including Stuart Miller, Lennar's President and Chief Executive Officer, who has voting control of the shares.

     At November 30, 2002, Lennar had 55.2 million shares of Common Stock and
9.7 million shares of Class B Common Stock outstanding and had outstanding options and convertible debt securities under which it may be required to issue almost 13 million additional shares of Common Stock. The Class B Common Stock owned by the Miller Family entities currently entitles them to cast approximately 64% of all the votes that can be cast by the holders of the Common Stock and the Class B Common Stock taken together.

     The principal purpose of the distribution will be to increase the number of shares of Common Stock Lennar can issue without causing the Class B Common Stock to be converted into Common Stock. In the past, Lennar has sold Common Stock, issued Common Stock in conjunction with acquisitions and sold securities that are convertible into Common Stock. Lennar would like the flexibility to continue such transactions in the future without creating a risk that the Class B Common Stock will be converted into Common Stock.

     The proposed distribution would cause Lennar to issue an additional 6.5 million shares of Class B Common Stock, and slightly more than that number of shares if currently outstanding options are exercised.

     Lennar will not make the proposed distribution unless the Class B Common Stock can be publicly traded. Therefore, it will not make the proposed distribution unless its stockholders approve changes to the terms of the Class B Common Stock making it freely transferable, requiring that the dividend on a share of Class B Common Stock be the same as the dividend on a share of Common Stock and eliminating the right to convert Class B Common Stock into Common Stock. The proposal to make those changes will be presented to Lennar's stockholders at their annual meeting scheduled for April 8, 2003. The proposal will include changing the name of the Common Stock to "Class A Common Stock" to avoid possible confusion between the two classes of common stock.



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     The changes to the Class B Common Stock and to the name of the Common
Stock will require the approval of the holders of the Common Stock and of the Class B Common Stock, voting separately, as well as the approval of holders of a majority in voting power of the Common Stock and the Class B Common Stock voting together.

     If the changes to the Class B Common Stock and to the name of the Common Stock are approved, Lennar will seek to list the Class B Common Stock on the New York Stock Exchange.

     Lennar expects to send out during March a proxy statement that will describe the proposed changes in detail and will contain information about Lennar's principal stockholders and management, as well as describing other proposals that will be presented to stockholders at the April 8th annual meeting.

     STOCKHOLDERS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. IN ADDITION TO BEING SENT TO STOCKHOLDERS, IT WILL BE AVAILABLE AT THE WEBSITE MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV.

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     Lennar Corporation, founded in 1954, is headquartered in Miami, Florida and is one of the nation's leading builders of quality homes for all generations, building affordable, move-up and retirement homes. Under the Lennar Family of Builders banner, the Company includes the following brand names: Lennar Homes, U.S. Home, Greystone Homes, Village Builders, Renaissance Homes, Orrin Thompson Homes, Lundgren Bros., Winncrest Homes, Sunstar Communities, Don Galloway Homes, Patriot Homes, NuHome, Barry Andrews Homes, Concord Homes, Summit Homes, Cambridge Homes, Seppala Homes, Genesee and Rutenberg Homes. The Company's active adult communities are primarily marketed under the Heritage and Greenbriar brand names. Lennar's Financial Services Division provides mortgage financing, title insurance, closing services and insurance agency services for both buyers of the Company's homes and others. Its Strategic Technologies Division provides high-speed Internet access, cable television and alarm installation and monitoring services to residents of the Company's communities and others. Previous press releases may be obtrained at www.lennar.com.


     Some of the statements contained in this press release are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those which the statements anticipate. Factors which may affect the Company's results include, but are not limited to, changes in general economic conditions, the market for homes and prices for homes generally and in areas where the Company has developments, the availability and cost of land suitable for residential development, materials prices, labor costs, interest rates, consumer confidence, competition, terrorist acts or other acts of war, environmental factors and government regulations affecting the Company's operations. See the Company's Annual Report on Form 10-K for the year ended November 30, 2001 for a discussion of these and other risks and uncertainties applicable to the Company's business.

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